  As filed with the Securities and Exchange Commission on September 18, 1998



                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            SEI INVESTMENTS COMPANY
               (Exact name of issuer as specified in its charter)

              Pennsylvania                                23-1707341
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation of organization)

                              1 Freedom Valley Drive
                          Oaks, Pennsylvania  19456-1100
                                  (610) 676-1000
                     (Address of principal executive offices)

                   SEI Investments Company Stock Option Plan
                SEI Investments Company 1997 Stock Option Plan
              SEI Investments Company Option Share Deferral Plan
 SEI Investments Company Option Share Deferral Plan for Non-Employee Directors
             SEI Investments Company Employee Stock Purchase Plan
             SEI Investments Company 1998 Equity Compensation Plan
                           (Full title of the plans)

                             Kevin P. Robins, Esq.
                            SEI Investments Company
                            1 Freedom Valley Drive
                        Oaks, Pennsylvania  19456-1100
                    (Name and address of agent for service)

                                (610) 676-1000
         (Telephone number, including area code, of agent for service)
                            -----------------------
                                   Copy to:
                              N. Jeffrey Klauder
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                (215) 963-5000
                            -----------------------

                        CALCULATION OF REGISTRATION FEE

   Title of securities       Number of     Proposed maximum    Proposed maximum
          to be             shares to be    offering price        aggregate          Amount of
       registered          registered (1)    per share (2)    offering price (2)  registration fee
==================================================================================================
Common Stock, par value
 $.01 per share                2,650,000        $67.44          $178,716,000           $52,722

==================================================================================================

_______________
(1) This registration statement covers shares of Common Stock of SEI Investments Company which may be offered or sold pursuant to the Plans named above. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416. 106,152 shares are being registered in connection with the SEI Investments Company Stock Option Plan and the SEI Investments Company Option Share Deferral Plan (designed to operate in conjunction with each other).
     386,000 shares are being registered in connection with the SEI Investments Company 1997 Stock Option Plan and the SEI Investments Company Option Share Deferral Plan for Non-Employee Directors (designed to operate in conjunction with each other). 500,000 shares are being registered in connection with the SEI Investments Company Employee Stock Purchase Plan. 1,657,848 shares are being registered in connection with the SEI Investments Company 1998 Equity Compensation Plan, the SEI Investments Company Option Share Deferral Plan and the SEI Investments Company Option Share Deferral Plan for Non-Employee Directors (designed to operate in conjunction with each other).

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on
     September 11, 1998, as reported on the Nasdaq National Market.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by the Company with the Securities and Exchange Commission, are incorporated by reference in the Registration
Statement:

     1.   Annual Report on Form 10-K, for the fiscal year ended December 31,
          1997;

     2.   Quarterly Report on Form 10-Q, for the quarter ended March 31, 1998;

     3.   Quarterly Report on Form 10-Q, for the quarter ended June 30, 1998;

     4. The description of the Common Stock of the Company contained in the Company's most recent registration statements filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Company or the Plans (defined below) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The term "Plans" used herein means the SEI Investments Company Stock Option Plan, SEI Investments Company 1997 Stock Option Plan, SEI Investments Company Option Share Deferral Plan, SEI Investments Company Option Share Deferral Plan for Non-Employee Directors, SEI Investments Company Employee Stock Purchase Plan, and SEI Investments Company 1998 Equity Compensation Plan.

Experts
-------

     The consolidated financial statements and schedule of SEI Investments Company and subsidiaries included in SEI Investments Company's 1997 Annual Report on Form 10-K which are incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the

"PBCL") contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the PBCL.

     Section 3.01(b) of the Company's Bylaws provides that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 7.01 of the Company's Bylaws provides that the Company shall indemnify directors and officers against any liability incurred in connection with any proceeding in which the director or officer may be involved by reason of the fact that such person was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct has been determined to constitute willful misconduct or recklessness.

     Section 7.04 of the Company's Bylaws provides that the Company may maintain insurance or use any other arrangement to satisfy or secure its indemnification obligations.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.

Number                        Exhibit
------                        -------

5         Opinion of Morgan, Lewis & Bockius LLP

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Morgan, Lewis & Bockius LLP (contained in exhibit 5)

99(a)     SEI Investments Company Stock Option Plan

99(b)     SEI Investments Company 1997 Stock Option Plan

99(c)     SEI Investments Company Option Share Deferral Plan

99(d) SEI Investments Company Option Share Deferral Plan for Non-Employee Directors

99(e)     SEI Investments Company Employee Stock Purchase Plan

99(f)     SEI Investments Company 1998 Equity Compensation Plan


ITEM 9.   UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oaks, Commonwealth of Pennsylvania on September 18, 1998.

                          SEI INVESTMENTS COMPANY


                          By:   /s/ Alfred P. West, Jr.
                                ------------------------------------
                                Alfred P. West, Jr.
                                Chairman of the Board, Chief Executive Officer, and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred P. West, Jr. such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such filing, as fully as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                        Title                      Date
         ---------                        -----                      ----

 /s/ Alfred P. West, Jr.     Chairman of the Board, Chief     September 18, 1998
---------------------------    Executive Officer, and Director
Alfred P. West, Jr.

---------------------------  President, Chief Operating       September 18, 1998
 /s/ Henry H. Greer            Officer, and Director
---------------------------
Henry H. Greer

 /s/ Carmen V. Romeo         Executive Vice President and     September 18, 1998
---------------------------    Director
Carmen V. Romeo

 /s/ Richard B. Lieb         Executive Vice President and     September 18, 1998
---------------------------    Director
Richard B. Lieb

 /s/ William M. Doran        Director                         September 18, 1998
---------------------------
William M. Doran

---------------------------  Director                         September 18, 1998
 /s/ Henry H. Porter, Jr.
---------------------------
Henry H. Porter, Jr.

                                 Exhibit Index
                                 -------------

5         Opinion of Morgan, Lewis & Bockius LLP

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Morgan, Lewis & Bockius LLP (contained in exhibit 5)

99(a)     SEI Investments Company Stock Option Plan

99(b)     SEI Investments Company 1997 Stock Option Plan

99(c)     SEI Investments Company Option Share Deferral Plan

99(d) SEI Investments Company Option Share Deferral Plan for Non-Employee Directors

99(e)     SEI Investments Company Employee Stock Purchase Plan

99(f)     SEI Investments Company 1998 Equity Compensation Plan